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                                                                     EXHIBIT 4-M

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") dated as of April 14, 2000 is among TRUSERV CORPORATION (the "Company"), each subsidiary of the Company listed on the signature pages hereof, each other person or entity which from time to time becomes a party hereto (collectively, including the Company, the "Debtors" and individually each a "Debtor") and BANK OF AMERICA, N.A. ("Bank of America"), as Collateral Agent (as defined below) for the Benefited Parties (as defined in the Intercreditor Agreement referred to below).

                                  WITNESSETH:

     WHEREAS, pursuant to an Intercreditor Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Intercreditor Agreement"; capitalized terms used but not defined herein have the respective meanings given thereto in the Intercreditor Agreement), certain creditors of the Company and Bank of America, as Collateral Agent (in such capacity, together with any successor in such capacity, the "Collateral Agent"), have agreed that (i) the Benefited Obligations shall be secured and guaranteed as set forth in the Intercreditor Agreement and (ii) Bank of America shall act as collateral agent for the Benefited Parties;

     WHEREAS, each of the other Debtors has guaranteed all obligations of the Company under each Financing Agreement; and

     WHEREAS, the Benefited Obligations of each Debtor are to be secured pursuant to this Agreement;

     NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. When used herein, (a) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Investment Property, Security Entitlement, Securities Account, Deposit Account, Document, Equipment, Fixture, Goods, Inventory, Instrument, Security and Uncertificated Security shall have the respective meanings assigned to such terms in the UCC (as defined below), (b) capitalized terms used but not defined have the meanings assigned to such terms in the Intercreditor Agreement and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

     Agreement - see the introductory paragraph.

     Assignee Deposit Account - see Section 4.
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         Bank of America - see the introductory paragraph.

         Business Day means any day on which Bank of America is open for commercial banking business in Chicago and Charlotte.

         Collateral means, with respect to any Debtor, all property and rights of such Debtor in which a security interest is granted hereunder.

         Collateral Agent - see the recitals.

         Company - see the introductory paragraph.

         Computer Hardware and Software means, with respect to any Debtor, (i) all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by such Debtor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now or hereafter owned, licensed or leased by such Debtor, designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated therewith, whether now or hereafter owned, licensed or leased by such Debtor; and (iv) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii), whether now or hereafter owned, licensed or leased by such Debtor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

         Debtor - see the introductory paragraph.

         Default means the occurrence of any of the following events: (i) any Event of Default or (ii) any warranty of any Debtor herein is untrue or misleading in any material respect and, as a result thereof, the Collateral Agent's security interest for the benefit of the Benefited Parties in any material portion of the collateral is not perfected or the Collateral Agent's rights and remedies with respect to any material portion of the collateral are materially impaired or otherwise materially adversely affected.

         General Intangibles means, with respect to any Debtor, all of such Debtor's "general intangibles" as defined in the UCC and, in any event, includes (without limitation) all of such Debtor's licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification, and all of such Debtor's interests in any partnership, limited liability company or similar entity.

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     Intellectual Property means all past, present and future; trade secrets and other proprietary information; customer lists; trademarks, service marks, business names, trade names; designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; inventions (whether or not patentable); patent applications and patents; industrial designs; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; mask works; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights in and to all of the foregoing.

     Intercreditor Agreement - see the recitals.

     Liabilities means, as to each Debtor, all Benefited Obligations of such Debtor.

     Non-Tangible Collateral means, with respect to any Debtor, collectively, such Debtor's Accounts and General Intangibles.

     Permitted Liens - see Section 3.

     UCC means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

     2. Grant of Security Interest. As security for the payment of all Liabilities, each Debtor hereby assigns to the Collateral Agent for the benefit of the Benefited Parties, and grants to the Collateral Agent for the benefit of the Benefited Parties a continuing security interest in, the following, whether now or hereafter existing or acquired:

     All of such Debtor's:

     (i)   Accounts;

     (ii)  Chattel Paper;

     (iii) Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;


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     (iv)   Deposit Accounts;

     (v)    Documents;

     (vi)   General Intangibles;

     (vii) Goods (including, without limitation, all its Equipment, Fixtures and Inventory), together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

     (viii) Instruments;

     (ix)   Intellectual Property;

     (x)    money (of every jurisdiction whatsoever);

     (xi) Investment Property (including Commodity Accounts, Commodity Contracts, Securities (whether Certificated Securities or Uncertificated Securities), Security Entitlements and Securities Accounts; and

     (xii) to the extent not included in the foregoing, other personal property of any kind or description;

     together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defects or infringements of rights in, or damage to, any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing.

     3. Warranties. Each Debtor warrants, as to itself and its own collateral, that: (i) no financing statement (other than any which may have been filed on behalf of the Collateral Agent or in connection with Permitted Liens (as defined below)) covering any of the Collateral is on file in any public office; (ii) such Debtor is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and liens and claims expressly permitted by each of the Financial Agreements ("Permitted Liens"), with full power and authority to execute and deliver this Agreement, to perform such Debtor's obligations hereunder and to subject the Collateral to the security interest hereunder; (iii) all information with respect to the Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Collateral Agent or any other Benefited Party and all other written information heretofore or hereafter furnished by such Debtor to the Collateral Agent or any other Benefited Party in connection with any

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Financing Agreement will be true and correct in all material respects as of the date furnished; (iv) such Debtor's true legal name as registered in the jurisdiction in which such Debtor is organized or incorporated, jurisdiction of organization or incorporation, federal employer identification number, organizational identification number, if any, as designated by the state of its organization or incorporation, chief executive office and principal place of business are as set forth on Schedule I hereto (and such Debtor has not maintained its chief executive office and principal place of business at any other location at any time after November 1, 1999); (v) each other location where such Debtor maintains a place of business or has any Goods is set forth on Schedule II hereto; (vi) except as disclosed on Schedule III, such Debtor is not now known and during the five years preceding the date hereof has not previously been known by any trade name; (vii) except as disclosed on Schedule III, during the five years preceding the date hereof such Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has such Debtor been the subject of any merger or other corporate reorganization; (viii) Schedule IV hereto contains a complete listing of all of such Debtor's Intellectual Property which has been registered under any registration statute; (ix) such Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (x) the execution and delivery of this Agreement and the performance by such Debtor of its obligations hereunder are within such Debtor's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of such Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon such Debtor; (xi) this Agreement is a legal, valid, binding and enforceable obligation of such Debtor, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (xii) such Debtor has not performed any acts which might prevent the Collateral Agent from enforcing any of the terms of this Agreement or which could limit the Collateral Agent in such enforcement; (xiii) no Collateral is in the possession of any Person
(other than such Debtor) asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession of Collateral as contemplated hereby; and (xiv) such Debtor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which would materially adversely affect the business, properties, assets, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the value of the Collateral or the worth of the Collateral as collateral security.

     4. Collections, etc. Until such time during the existence of a Default as the Collateral Agent shall notify such Debtor of the revocation of such power and authority, each Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or

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materials normally held by such Debtor for such purpose, and use, in the ordinary course of its business (but subject to the terms of the Financing Agreements), the cash proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Collateral Agent may reasonably request or, in the absence of such request, as such Debtor may deem advisable, and (c) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Collateral Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Collateral Agent during the existence of a Default, each Debtor will, at its own expense, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder.

     Upon request by the Collateral Agent during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Collateral Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Collateral Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Collateral Agent may otherwise consent in writing, any such items which may be so received by any Debtor during the existence of a Default will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Collateral Agent for the benefit of the Benefited Parties until delivery is made to the Collateral Agent. Each Debtor will comply with the terms and conditions of any consent given by the Collateral Agent pursuant to the foregoing sentence.

     During the existence of a Default, all items or amounts which are delivered by any Debtor to the Collateral Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an "Assignee Deposit Account") of such Debtor with the Collateral Agent, as security for payment of the Liabilities. No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Collateral Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week or upon the request of the Required Benefited Parties in accordance with the Intercreditor Agreement, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Liabilities (whether or not then due if such request is made by the applicable Debtor, but only to amounts then due if such request is made by the Required


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Benefited Parties) in the order of application set forth in the Intercreditor
Agreement, and the Collateral Agent may, from time to time, release all or any of such balance to the applicable Debtor so long as such release is permitted by the Intercreditor Agreement.

     During the existence of a Default, the Collateral Agent is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Collateral Agent, representing any payment on or other proceeds of any of the Collateral.

     From and after July 1, 2001, no Debtor shall maintain any Deposit Account or deposit any item or amount in any Deposit Account, except (i) Deposit Accounts maintained with the Collateral Agent and (ii) Deposit Accounts as to which such Debtor, the Collateral Agent and the depository bank have entered into an agreement that the depositary bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in the account without further consent by such Debtor.

     5. Certificates, Schedules and Reports. Each Debtor will from time to time deliver to the Collateral Agent such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Collateral Agent may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor and shall be in such form and detail as the Collateral Agent may specify. Each Debtor shall immediately notify the Collateral Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which is material to the Company and its Subsidiaries taken as a whole, and such notice shall specify the amount of such loss or depreciation.

     6. Agreements of the Debtors. Each Debtor (a) will, upon request of the Collateral Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Collateral Agent) and do such other acts and things (including, without limitation, delivery to the Collateral Agent of any Instruments or Certificated Securities which constitute Collateral), all as the Collateral Agent may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities (and each Debtor hereby authorizes the Collateral Agent to file any financing statement without its signature, to the extent permitted by applicable law, and/or to file a copy of this Agreement as a financing statement in any jurisdiction, it being understood that the Collateral Agent will use reasonable efforts to notify the applicable Debtor of any such filing and the details thereof, but failure to do so shall not affect the effectiveness thereof or impose any liability on the Collateral Agent); (b) will keep all its Inventory at, and will not maintain any place of business at any location other than, its address(es) shown of Schedules I and II hereto or at such other addresses of which such Debtor shall have given the Collateral Agent not less than 10 days' prior written notice; (c) will not change its state of organization or incorporation or its name, identity or

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corporate structure such that any financing statement filed to perfect the
Collateral Agent's interests under this Agreement would become seriously misleading, unless such Debtor shall have given the Collateral Agent not less than 30 days' prior notice of such change (provided that this Section 6(c) shall not be deemed to authorize any change or transaction prohibited under any Financing Agreement); (d) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Collateral Agent or its designees to determine at any time the status of the Non-Tangible Collateral; (e) will furnish the Collateral Agent such information concerning such Debtor, the Collateral and the Account Debtors as the Collateral Agent may from time to time reasonably request; (f) will permit the Collateral Agent and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect such Debtor's Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Collateral Agent during the existence of a Default, deliver to the Collateral Agent all of such records and papers; (g) will, upon request of the Collateral Agent, stamp on its records concerning the Collateral and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Collateral Agent, of the security interest of the Collateral Agent hereunder; (h) except as permitted by each of the Financing Agreements, will note sell, lease, assign or create or permit to exist any lien on or security interest in any Collateral other than Permitted Liens and liens and security interests in favor of the Collateral Agent; (i) will at all times keep all its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Collateral Agent as its interest may appear (it being understood that (A) so long as no Default exists, the Collateral Agent shall deliver any proceeds of such insurance which may be received by it to such Debtor and (B) whenever a Default exists, the Collateral Agent shall apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in the order of application set forth in the Intercreditor Agreement) and such policies or certificates thereof shall, if the Collateral Agent so requests, be deposited with or furnished to the Collateral Agent; (j) will take such actions as are reasonably necessary to keep its Inventory in good repair and condition, ordinary wear and tear excepted; (k) will take such actions as are reasonably necessary to keep its Equipment (other than obsolete Equipment) in good repair and condition and in good working or running order, ordinary wear and tear excepted; (l) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods (as applicable); provided, however, that such Debtor shall not be required to pay any such fee, tax, assessment or other charge if the validity, accuracy or applicability thereof is being contested by such Debtor in good faith by appropriate proceedings, so long as forfeiture of any substantial part of its Equipment or other Goods will not result from the failure of such Debtor to pay any such fee, tax, assessment or other charge during the period of such contest; (m) will, upon request of the Collateral Agent, (A) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Collateral Agent in the Equipment covered

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thereby and (B) deliver all such certificates to the Collateral Agent or its designees; (n) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (o) will keep all of the tangible Collateral in the United States; and (p) will reimburse the Collateral Agent for all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Collateral Agent in seeking to collect or enforce any rights in respect of such Debtor's Collateral.

     Any expenses incurred in protecting, preserving and maintaining any Collateral shall be borne by the applicable Debtor. Whenever a Default exits, the Collateral Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Collateral Agent do any and all lawful acts and execute any and all proper documents required by the Collateral Agent in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify the Collateral Agent for all reasonable costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6, except to the extent any of the foregoing result from the gross negligence or willful misconduct of the Collateral Agent. Notwithstanding the foregoing, neither the Collateral Agent nor any other Benefited Party shall have any obligations or liabilities regarding any of the Collateral by reason of, or arising out of, this Agreement, except the duties to exercise reasonable care and not to commit waste.

     7. Default. (a) Whenever a Default exists, the Collateral Agent may exercise from time to time any rights and remedies available to it under applicable law.

     (b) Each Debtor agrees, at the request of the Collateral Agent during the existence of a Default, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Collateral Agents, and (ii) to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Collateral Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.

     (c) Notice of the intended disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or E-mail, and shall be deemed to have been "sent" upon deposit in the U.S. mails with adequate postage properly affixed, upon delivery to an express delivery service or upon the electronic submission through telephone or Internet services (receipt confirmed), as applicable. Each Debtor hereby agrees and acknowledges that (i) with respect to Collateral that is: (A) perishable or threatens to decline speedily in value or (B) is of a type customarily sold on a recognized market (including Investment Property), no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i) above, notification sent after default and ten days before any proposed disposition provides notice with a reasonable time before disposition.

     (d) Each Debtor hereby agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. Each

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Debtor further agrees and acknowledges that a disposition (i) made in the usual manner on any recognized market, (ii) at the price current in any recognized market at the time of disposition or (iii) in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition shall, in each case, be deemed commercially reasonable.

     (e) Any cash proceeds of any disposition by the Collateral Agent of any of the Collateral shall be applied by the Collateral Agent to payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and thereafter to the payment of any and all of the Liabilities in the order of application set forth in the Intercreditor Agreement, and thereafter any surplus will be paid to the applicable Debtor or as a court of competent jurisdiction shall direct. The Collateral Agent need not apply or pay over for application noncash proceeds of collection and enforcement unless (i) the failure to do so would be commercially unreasonable and (ii) the applicable Debtor has provided the Collateral Agent with a written demand to apply or pay over such noncash proceeds on such basis.

     8. General. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by any Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

     All notices and requests hereunder shall be in writing (including facsimile transmission) and shall be sent (i) if to the Collateral Agent, to its address underneath its signature hereto or such other address as it may, by written notice to the Company, have designated as its address for such purpose and (ii) if to any Debtor, to its address shown on Schedule I hereto or to such other address as such Debtor may, by written notice to the Collateral Agent, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent (receipt confirmed); notices sent by mail shall be deemed to have been given five Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received.

     Each of the Debtors agrees to pay all expenses (including reasonable attorney's fees and legal expenses) paid or incurred by the Collateral Agent or any other Benefited Party in endeavoring to collect the Liabilities of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Liabilities.

     No delay on the part of the Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent of any right


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or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     Unless released in writing by the Collateral Agent, this Security Agreement shall remain in full force and effect until all Liabilities have been paid in full and all commitments to create Liabilities have terminated. If at any time all or any part of any payment theretofore applied by the Collateral Agent or any other Benefited Party to any of the Liabilities is or must be rescinded or returned by the Collateral Agent or any other Benefited Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Collateral Agent or such other Benefited Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Collateral Agent or such other Benefited Party had not been made.

     This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois, subject, however, to the applicability of the Uniform Commercial Code of any jurisdiction in which any Goods of any Debtor may be located at any given time. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     The rights and privileges of the Collateral Agent hereunder shall inure to the benefit of its successors and assigns.

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional persons or entities may become parties hereto by executing and delivering to the Collateral Agent a counterpart of this Agreement (including supplements to the Schedules hereto). Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all the terms of, this Agreement.

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH

DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE COLLATERAL AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

     EACH OF EACH DEBTOR, THE COLLATERAL AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OTHER BENEFITED PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER FINANCING AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                                   TRUSERV CORPORATION

                                   By: /s/ MICHAEL T. QUANE
                                      ------------------------------
                                   Name Printed: Michael T. Quane
                                                --------------------
                                   Title: Treasurer
                                         ---------------------------


                                   TRUSERV ACCEPTANCE COMPANY


                                   By: /s/ DIANE T. NAUER
                                      ------------------------------
                                   Name Printed: Diane T. Nauer
                                                --------------------
                                   Title: Vice-President
                                         ---------------------------


                                   TRUSERV LOGISTICS COMPANY


                                   By: /s/ DIANE T. NAUER
                                      ------------------------------
                                   Name Printed: Diane T. Nauer
                                                --------------------
                                   Title: Vice-President
                                         ---------------------------


                                   GENERAL PAINT & MANUFACTURING COMPANY


                                   By: /s/ DIANE T. NAUER
                                      ------------------------------
                                   Name Printed: Diane T. Nauer
                                                --------------------
                                   Title: Vice-President
                                         ---------------------------


                                   MARYGREEN, LLC


                                   By: /s/ DIANE T. NAUER
                                      ------------------------------
                                   Name Printed: Diane T. Nauer
                                                --------------------
                                   Title: Vice-President
                                         ---------------------------

                                   TRUE VALUE.COM CORPORATION


                                   By: /s/ DIANE T. NAUER
                                      ------------------------------
                                   Name Printed: Diane T. Nauer
                                                --------------------
                                   Title: Vice-President
                                         ---------------------------


                                   BANK OF AMERICA, N.A., as Collateral Agent

                                   By: /s/ DAVID A. JOHANSON
                                      ------------------------------
                                   Name Printed: David A. Johanson
                                                --------------------
                                   Title: Vice President
                                         ---------------------------

                                       Signature page for the Security Agreement dated as of April 14, 2000 issued by TruServ Corporation (the "Company") and various subsidiaries of the Company in favor of Bank of America, N.A., as Collateral Agent.

                                       The undersigned is executing a
                                       counterpart hereof for purposes of
                                       becoming a party hereto:


                                       [NAME OF SUBSIDIARY]

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------